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                                    EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT
                             ----------------------

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm their agreement to the joint filing with each other of the Amendment to
     Schedule 13D and that such amendment is made on behalf of each of them.


          DATE:  July 19, 1996.



                              SIGNED:   NII HEALTH CARE CORPORATION


                                        By:  /s/ Grady E. Schleier
                                             _____________________
                                             Grady E. Schleier
                                             Vice President and Treasurer



                                        FOXMEYER HEALTH CORPORATION


                                        By:  /s/ Grady E. Schleier
                                             ---------------------
                                             Grady E. Schleier
                                             Vice President and
                                             Treasurer